UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  May 16, 2006

LaBRANCHE & CO INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15251	13-4064735
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Exchange Plaza, New York, New York	10006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 425-1144

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 16, 2006 the stockholders of LaBranche & Co Inc. (the “Company”) approved the adoption of an amendment to the LaBranche & Co Inc. Senior Executive Bonus Plan (the “Plan”).

The following brief description of the Plan and the amendment thereto is qualified in it is entirety by reference to the full text of the Plan, as amended, which is attached hereto as Exhibit 10.1.

Summary of Plan (Prior to Amendment)

Under the Plan, at the beginning of each fiscal year performance period, the Company’s Compensation Committee selects the executive officers who will participate in the Plan during that fiscal year performance period (each, a “fiscal period”). Those executive officers who are selected by the Compensation Committee as participants in the Plan for a fiscal period may not participate in the LaBranche & Co Inc. Annual Incentive Plan (the “Annual Incentive Plan”) for the same fiscal period. Subject to the Compensation Committee’s discretion to reduce or eliminate any bonus payable under the Plan, each participant is eligible to receive for each fiscal period a bonus equal to up to 5% of the Company’s Pre-Tax Income, as defined in the Plan, during such fiscal period. In no event, however, may the aggregate amount paid under the Plan and the Annual Incentive Plan with respect to any fiscal year exceed an aggregate of 30% of the Company’s Pre-Tax Income for such fiscal year.

“Pre-Tax Income” for any fiscal period means the Company’s “income before provision for income taxes” for such fiscal period, as reported on the Company’s consolidated financial statements, reduced by the amount of any compensation expense for such fiscal period attributable to restricted stock unit awards to the Company’s employees in connection with the Company’s initial public offering in August 1999.

Under the Plan, following each fiscal period, but prior to the payment of any bonuses for such fiscal period, the Compensation Committee is required to certify the attainment of the performance goal and the amount of each participant’s bonus for such fiscal period and the method and timing of bonus payments.

Bonuses are payable, at the discretion of the Compensation Committee, in cash and/or equity-based awards (including restricted or unrestricted shares of the Company’s common stock, options to purchase shares of the Company’s common stock, restricted stock units or any other equity-based award permitted under the Company’s Equity Incentive Plan or any successor or future plan), with the cash portion generally paid at the same time as other bonuses for such fiscal period.

If a participant’s employment with the Company terminates for any reason before the end of a fiscal period, the Compensation Committee has the discretion under the Plan to determine whether such participant’s bonus for such fiscal period would be forfeited or reduced on a pro-rata basis to reflect the portion of such fiscal period during which the participant was employed by the Company, and to make such other arrangements as it deems appropriate.

The Company’s Board of Directors may, at any time, terminate or amend the Plan, although any amendment of the Plan’s performance criteria requires stockholder approval in order for bonus awards under the Plan to continue to be exempt from the $1.0 million deduction limitation of Section 162(m) of the Code.

Summary of Amendment

Performance Periods—The amendment enables the Compensation Committee to establish separate “performance periods,” as defined under the Plan, that are based on the Company’s performance over a whole fiscal year or portions of a fiscal year. These “performance periods” may run consecutively or concurrently. Under the amendment, in order to comply with Section 162(m) of the Internal Revenue Code, the Compensation Committee is required to establish each performance period prior to the earlier of (1) the 90th day after the commencement of the performance period or (2) the date on which 25% of the performance period has elapsed (the “establishment date”). In January 2006, the Compensation Committee established that the performance periods for the Company’s 2006 fiscal year will be (a) the first two fiscal quarters of 2006 and (b) the full fiscal year of 2006. Any additional performance periods will be determined on or before the applicable required establishment date.

Participation—Similarly, the amendment requires the  Compensation Committee to select the participants for each performance period no later than the establishment date for that performance period.

Bonus Amounts—The amendment provides for payment of bonus amounts based on the Company’s performance over each performance period (e.g., for 2006, the first two fiscal quarters and the full fiscal year), rather than only based on the Company’s performance for the full fiscal year. There will be an automatic reduction for any amount previously paid under the Plan (in cash and/or equity-based awards) to a participant with respect to any prior performance period ending during the same fiscal year. In addition, the amendment modifies the definition of “Pre-Tax Income” to mean the Company’s net income before taxes for each performance period as reported on the Company’s consolidated financial statements for the relevant performance period, excluding (1) amounts expensed as a result of the amortization of equity-based awards granted to any individual at any time, (2) amounts expensed as a result of the amortization of grants of equity-based awards granted in connection with any acquisition, (3) losses related to the impairment of goodwill, other intangible assets, and exchange memberships, (4) any restructuring expenses, (5) gains or losses on the extinguishment of any of the Company’s debt, (6) gains on the restructuring of the Company’s debt or other liabilities, (7) gains or losses that are the direct result of major casualties or natural disaster, (8) non-cash gains or losses with respect to the shares of NYSE Group stock we acquired, and continue to hold, in connection with the merger between the NYSE and Archipelago Holdings, Inc., and (9) any other expenses, losses, income or gains that are separately disclosed and are unusual in nature or infrequent in occurrence.

The aggregate maximum amount of bonuses that can be paid under the Plan, as amended, and the Annual Incentive Plan for each fiscal year will continue to be 30% of the Company’s “Pre-Tax Income.” For purposes of applying this limitation, the amended definition of “Pre-Tax Income” set forth above also will apply for purposes of the Annual Incentive Plan.

Payment of Bonus Amount; Deferral—The amendment also requires cash bonuses under the Plan to be paid no later than the 15th day of the third month after the end of a fiscal year. This change is proposed to ensure that annual bonus amounts will not be treated as deferred compensation under new Section 409A of the Internal Revenue Code. Since the Company’s historic practice has been to pay out cash bonuses before such date, this modification should have no effect on the Company’s bonus payment practices.

Item 9.01. Financial Statements and Exhibits

Exhibit No.                             Description

10.1	Labranche & Co Inc. Senior Executive Bonus Plan, as amended.

All other Items of this report are inapplicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LaBRANCHE & CO INC.

Date: May 17, 2005	By:	/s/ Jeffrey A. McCutcheon
Name: Jeffrey A. McCutcheon
Title: Senior Vice President and Chief Financial Officer